UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

WHOLE FOODS MARKET, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

[The following letter was sent to employees of Whole Foods Market, Inc. on June 16, 2017]

Dear Team Members,

Today marks the beginning of an incredible new chapter in Whole Foods Market’s history. In my nearly 39 years as co-founder and CEO, I could have never dreamed of this happening, but I am excited to announce that Whole Foods Market has entered into an agreement to merge with Amazon at a terrific value for our shareholders.

This partnership presents an incredible opportunity to take Whole Foods Market’s mission and purpose to new levels and best positions our company and our Team Members for future success.

This year, Amazon earned the number one spot on “The World’s Most Innovative Company” list by Fast Company. The rapid expansion of Amazon Prime plus the company’s bold bets in the physical retailing world represent a constant cycle of customer-centric improvements and innovation.

Before natural and organic food became popularized and quality standards didn’t exist, Whole Foods Market served as the visionary and established those standards. Amazon has played that same role in digital commerce by developing services that have revolutionized convenience and delivery for consumers.

2

We believe this partnership is going to create significant value for all of our stakeholders. This will enable us to be even more customer-centric and explore new ways to improve the shopping experience. Our Team Members will continue to see many opportunities for learning and growth. Most of our suppliers can expect to see increased business with us over time. Our investors are receiving a price that is 41 percent higher than our closing stock price on March 31. Whole Foods Market’s deep commitment to all of our communities is going to remain as strong as ever, and our three Foundations can expect to continue to create value for their constituencies.

While the transaction must go through regulatory and shareholder approvals and other customary closing conditions, we currently anticipate closing in the second half of calendar 2017.

We recognize this is very big news and may cause some uncertainty. On behalf of the entire leadership team, I want to assure you that Whole Foods Market’s culture, mission and purpose are deeply valued by Amazon and the quality standards that we have pioneered over the past four decades will not be compromised.

The Team Member Q&A provides additional information, but many details are still being finalized. We will share updates as soon as information is available to be as transparent as possible during this process. I will continue to serve as CEO, joining Amazon’s worldwide consumer organization, and our leadership network will remain the same.

As you know, we are in a metamorphosis phase. While everyone processes change differently, this is an exciting new step to fulfill our higher purpose. Together, we have built an amazing company and have positioned ourselves to deliver outstanding value for Whole Foods Market shareholders — which includes many of you.

As a fellow Team Member, I believe the possibilities to extend Whole Foods Market’s mission are virtually limitless, and I have never been more energized about what the future holds for all of us.

Much love,

John Mackey

Co-Founder and CEO

Important Additional Information and Where to Find It

In connection with the proposed transaction, Whole Foods Market will file with the SEC and mail or otherwise provide to its shareholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, WHOLE FOODS MARKET’S SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents that Whole Foods Market files with the SEC (when available) from the SEC’s website at www.sec.gov and Whole Foods Market’s website at http://investor.wholefoodsmarket.com/. In addition, the proxy statement and

3

other documents filed by Whole Foods Market with the SEC (when available) may be obtained from Whole Foods Market free of charge by directing a request to Cindy McCann, Global Vice President, Investor Relations, Whole Foods Market, Inc., 550 Bowie Street, Austin, TX 78703, Phone: 512-542-0204. Media inquiries can be directed to Brooke Buchanan at Brooke.Buchanan@wholefoods.com, Phone: 512-542-0751.

Certain Participants in the Solicitation

Whole Foods Market, its directors and certain of its executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Whole Foods Market shareholders with respect to shareholder approval of the proposed acquisition of Whole Foods Market. Information regarding the names of Whole Foods Market’s directors and executive officers and their respective interests in Whole Foods Market by security holdings or otherwise is set forth in Whole Foods Market’s Annual Report on Form 10-K for the fiscal year ended September 25, 2016 filed with the SEC on November 18, 2016, Whole Foods Market’s definitive proxy statement for its 2017 Annual Meeting of Shareholders filed with the SEC on January 4, 2017 and Whole Foods Market’s Current Report on Form 8-K dated May 10, 2017. To the extent holdings of such participants in Whole Foods Market’s securities are not reported, or have changed since the amounts described in the proxy statement for the 2017 Annual Meeting of Shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed transaction will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Whole Foods Market’s website at http://investor.wholefoodsmarket.com.

4

*  *  *  *

Amazon Announcement Team Member Q&A

FOR INTERNAL USE ONLY — DO NOT DISTRIBUTE

June 16, 2017

Why did the company decide to sell?

The Board approved this transaction because Amazon’s compelling proposal maximizes value for our shareholders — including many of you.

Amazon is an innovative company and we are excited about this partnership. We value Amazon’s customer-centric approach, which complements our core values and commitment to delivering an amazing shopping experience. We believe this transaction maximizes value for our shareholders and all of our stakeholders.

Why did the Board and leadership agree to the deal with Amazon?

The Board believed this transaction would deliver the most value for Whole Foods Market shareholders.

What does this mean?

We agreed to be acquired by Amazon at $42.00 per share and have entered into a merger agreement.

Is the deal final?

We have executed a merger agreement, and the closing of the transaction is subject to customary closing conditions, including approval by our shareholders and regulatory approvals.

What has to happen in order to make the deal final?

Completion of the transaction is conditioned on approval by our shareholders, receipt of regulatory approvals, and other customary closing conditions.

How long until the transaction closes?

We expect that the transaction will close in the second half of calendar 2017.

Will John remain CEO?

Yes, John will remain CEO of Whole Foods Market.

How about the rest of the ETeam, GVPs and RPs?

There are no changes planned to Whole Foods Market Leadership Network as a result of this merger.

Will there be layoffs as a result of the transaction?

No. We expect Team Members will see more opportunities to learn and grow.

Will Amazon implement additional cost reductions at Whole Foods Market?

Whole Foods is on track to meet the accelerated timelines we announced in May.

How will operations and supply chain change?

We have built a strong business from an operational perspective. The two companies look forward to learning from each other’s best practices and continuing to improve together.

What does this mean for category management, Affinity, and other corporate initiatives?

We are really excited about the progress being made in Category Management and Affinity and we are on track to meet the accelerated timelines we announced in May.

What does this mean for our quality standards? Will they change?

Amazon strongly supports our high quality standards and commitment to sourcing from local suppliers. Our high standards will remain at the core of Whole Foods Market.

How will the transaction impact day-to-day operations in our stores?

We will continue to operate our stores as usual under the Whole Foods Market banner.

Will Whole Foods Market Team Members become Amazon employees?

Once the deal is final, Amazon will become our parent company and you will remain Whole Foods Market Team Members.

Will benefits and compensation change for Team Members?

There are no planned changes to the benefits and compensation structure being contemplated, but they may evolve over time.

What happens to my stock options?

Your stock options (whether vested or unvested) will be cashed out at close. Options with no value (where the exercise price is below the share price) will be cancelled. More details will follow. In the meantime, you can also speak with your Team Member Services contact for details on your eligible options.

As a Team Member who is also a shareholder, am I able to buy and sell stock?

You are able to trade stock unless you are subject to our trading window restrictions.

Will Amazon employees get a Team Member discount?

It’s too early to say.

Will we continue to partner with Instacart or Shipt?

Whole Foods Market customers will continue to have access to Instacart and Shipt for our products.

Will Whole Foods Market products be available online through Amazon?

That’s a great question, but it’s too early to say.

How will this merger impact our culture?

We believe this combination will enhance the cultures of both companies. We share many core values with Amazon — we both start with the customer and work backwards. We focus on quality and high standards, and we love to innovate. We both view our respective team members as one of the most critical components to our success.

We have an incredibly passionate group of Team Members with deep expertise — we can learn from and provide insights to the Amazon team that enable us to work together to create an unmatched customer experience and a great culture for employees.

How will this impact the Whole Planet, Whole Kids, and Whole Cities Foundations?

Our three Foundations can expect to continue to create value for their constituencies.

What should I do if media contacts me?

Please refer all media questions to media@wholefoods.com.

###

Important Additional Information and Where to Find It

In connection with the proposed transaction, Whole Foods Market will file with the SEC and mail or otherwise provide to its shareholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, WHOLE FOODS MARKET’S SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED

TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents that Whole Foods Market files with the SEC (when available) from the SEC’s website at www.sec.gov and Whole Foods Market’s website at http://investor.wholefoodsmarket.com/. In addition, the proxy statement and other documents filed by Whole Foods Market with the SEC (when available) may be obtained from Whole Foods Market free of charge by directing a request to Cindy McCann, Global Vice President, Investor Relations, Whole Foods Market, Inc., 550 Bowie Street, Austin, TX 78703, Phone: 512-542-0204. Media inquiries can be directed to Brooke Buchanan at Brooke.Buchanan@wholefoods.com, Phone: 512-542-0751.

Certain Participants in the Solicitation

Whole Foods Market, its directors and certain of its executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Whole Foods Market shareholders with respect to shareholder approval of the proposed acquisition of Whole Foods Market. Information regarding the names of Whole Foods Market’s directors and executive officers and their respective interests in Whole Foods Market by security holdings or otherwise is set forth in Whole Foods Market’s Annual Report on Form 10-K for the fiscal year ended September 25, 2016 filed with the SEC on November 18, 2016, Whole Foods Market’s definitive proxy statement for its 2017 Annual Meeting of Shareholders filed with the SEC on January 4, 2017 and Whole Foods Market’s Current Report on Form 8-K dated May 10, 2017. To the extent holdings of such participants in Whole Foods Market’s securities are not reported, or have changed since the amounts described in the proxy statement for the 2017 Annual Meeting of Shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed transaction will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Whole Foods Market’s website at http://investor.wholefoodsmarket.com.